Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant
To
Section 906 of The Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of ADVENTRX Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Evan M. Levine, Chief Executive Officer and President of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,
(i)  the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2008
/s/ Evan M. Levine
Evan M. Levine
Chief Executive Officer and President
In connection with the Quarterly Report of ADVENTRX Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark N.K. Bagnall, Chief Financial Officer and Executive Vice President of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,
(i) the fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2008
/s/ Mark N.K. Bagnall
Mark N.K. Bagnall
Chief Financial Officer and Executive Vice President